                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated February 23, 2001 with respect to the financial statements of Farm Bureau Life Annuity Account and February 5, 2001 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 33-67538) and related Prospectus of Farm Bureau Life Annuity Account dated May 1, 2001.


                                              /s/ Ernst & Young LLP
Des Moines, Iowa
April 24, 2001